Exhibit 10.31

AMENDMENT NO. 10 TO REVOLVING CREDIT AND
SECURITY AGREEMENT AND WAIVER

     THIS AMENDMENT NO. 10 TO REVOLVING CREDIT AND SECURITY AGREEMENT AND WAIVER (this “Amendment”) is made and entered into as of March 17, 2005, between MasTec, Inc., a Florida corporation (“MasTec”), the Subsidiaries of MasTec identified on the signature pages hereto (together with MasTec, hereinafter collectively referred to as the “Borrowers”), the financial institutions party from time to time to the Loan Agreement (as hereinafter defined) (the “Lenders”) and Fleet Capital Corporation, a Rhode Island corporation, as administrative agent (the “Administrative Agent”) for the Lenders.

Recitals:

     The Borrowers, the Lenders and the Administrative Agent are parties to a Revolving Credit and Security Agreement dated as of January 22, 2002 (as amended and in effect on the date hereof, the “Loan Agreement”), pursuant to which the Lenders have made certain revolving credit loans and letter of credit accommodations to or for the benefit of the Borrowers.

     The Borrowers have requested that the Lenders agree to amend the Loan Agreement to, among other things, amend the financial covenants set forth in Section 11.1 of the Loan Agreement.

     The Borrowers have informed the Administrative Agent and the Lenders that a Default exists under the Loan Agreement (the “Designated Default”) by reason of the granting to DirecTV, Inc. by MasTec North America, Inc. of a second priority lien upon Inventory sold to MasTec North America, Inc. by DirecTV, Inc., in violation of Sections 7.2(a) and 8.7 of the Loan Agreement. The Borrowers have further requested that the Lenders waive the Designated Default.

     Upon the terms and subject to the conditions hereinafter set forth, the Lenders have agreed so to amend the Loan Agreement and to waive the Designated Default.

     NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

     2. Amendments to Loan Agreement. Subject to the provisions of Section 4 of this Amendment, the Loan Agreement is hereby amended as follows:Subject to the provisions of Section 4 of this Amendment, the Loan Agreement is hereby amended as follows:

     (a) By deleting the definition of “Comcast Concentration Limit,” “DirecTV Concentration Limit,” “Fixed Charge Coverage Ratio,” “Letter of Credit Facility,” “Letter of Credit Reserve,” and “Liberty Letter of Credit,” set forth in Section 1.1 of the Loan Agreement and by substituting the following new definition in lieu thereof:

     “Comcast Concentration Percentage” means 15%, or such lesser percentage as the Administrative Agent may in its reasonable credit judgment determine from time to time.

     “DirecTV Concentration Percentage” means (a) at any time that DirecTV’s corporate credit rating or senior debt rating (secured or unsecured) by Moody’s is Ba3 or higher and by S&P is BB or higher, 30%; provided that, if Borrowers maintain a Fixed Charge Coverage Ratio as reflected on Borrowers’ quarterly financial statements and the related officer’s certificate delivered in accordance with the respective provisions of Section 10.1(b) and 10.3, on average for any period of 4 consecutive Fiscal Quarters ended on or after June 30, 2005, greater than or equal to 1.25 or 1.00, and no Default or Event of Default exists, then, for the Fiscal Quarter immediately succeeding such 4 consecutive Fiscal Quarter period, so long as DirecTV’s ratings are not less than the levels set forth in this clause (a), 35%; (b) at any time that DirecTV’s corporate credit rating or senior debt rating (secured or unsecured) by Moody’s is lower than Ba3 or by S& P is lower than BB, 20%; or (c) irrespective of DirecTV’s ratings, such lesser percentage as the Administrative Agent may in its reasonable credit judgment determine from time to time.

     “Fixed Charge Coverage Ratio” means, for any specified period, the ratio of EBITDA of MasTec’s NAOperations for such period, adjusted, as appropriate, to add back any Non-Cash Non-Recurring Charge Amounts deducted in computing such EBITDA, less the sum of cash income taxes paid and Restricted Payments (other than to the extent permitted by this Agreement), Restricted Distributions (other than to the extent permitted by this Agreement), and Net Capital Expenditures (other then Financed Capex) made, on a consolidated basis by MasTec’s NAOperations during such period, to the sum of their consolidated interest expense for such period and current maturities of long-term Debt as of the date of determination, provided that for any specified accounting period of less than 12 consecutive months, current maturities of long-term Debt as of the date of determination shall be multiplied by a fraction, the numerator of which is the number of months included in such specified accounting period and the denominator of which is 12.

     “Letter of Credit Guarantee Facility” means a subfacility of the Revolving Credit Facility providing for the issuance of (a) Letters of Credit and Letter of Credit Guarantees as described in Article 3 in an aggregate amount of Letter of Credit Obligations at any one time outstanding not to exceed $45,000,000, plus (b) the amount available to be drawn from time to time under the Liberty Letter of Credit, plus (c) the amount available to be drawn from time to time under the Canadian Financing Letter of Credit.

     “Letter of Credit Reserve” means, at any time, the aggregate Letter of Credit Obligations at such time, other than Letter of Credit Obligations that are fully secured by Cash Collateral. For the avoidance of doubt, at any time that the Liberty Letter of Credit is outstanding, the amount of the Letter of Credit Reserve attributable to the Liberty Letter of Credit at such time shall be equal to the lesser of (i) $32,300,000 and (ii) the greatest amount of Letter of Credit Obligations that at any time may be outstanding under the Liberty Letter of Credit in accordance with the terms thereof.

     “Liberty Letter of Credit” means Letter of Credit No. ASL-1 S1295730-120MAT issued by the Issuing Bank for the amount of MasTec and for the benefit of Liberty Mutual Insurance Company in an aggregate amount available to be drawn thereunder not to exceed $32,300,000 at any time.

     (b) By deleting clause (d) in the definition of “Eligible Account” in Section 1.1 of the Loan Agreement and by substituting the following new clause (d) in lieu thereof:

(d) such Account is owing by an Account Debtor more than 20% (for as to any Approved Account Debtor, 50%) of whose then-existing accounts owing to all the Loan Parties do not meet the requirements set forth in clause (b) above; provided that, any such Account owing by Comcast that is unpaid not more than 60 days after its due date or more than 90 days after the invoice date, net of bad debt allowance, shall be considered an Eligible Account for purposes of (i) Borrowers’ Borrowing Base Certificate that was submitted as of February 28, 2005 (provided that Borrower updates such Borrowing Base Certificate to reflect changes in the Accounts owing by Comcast that have occurred since January 31, 2005, and resubmits such updated Borrowing Base Certificate to the Administrative Agent), and (ii) Borrowers’ Borrowing Base Certificate submitted as of March 25, 2005;

     (c) By inserting the following new definitions in Section 1.1 of the Loan Agreement in proper alphabetical sequence:

     “Net Capital Expenditures” means, with respect to any fiscal period Borrowers, the sum of all Capital Expenditures made during such fiscal period less the amount of cash proceeds received by Borrowers from sales of Equipment made during such fiscal period in accordance with the terms of this Agreement.

     “Verizon” means, collectively, Verizon Communications Inc. and its Affiliates and Subsidiaries.

     “Verizon Concentration Limit” means (a) at any time that Verizon’s corporate credit rating or senior debt rating (secured or unsecured) by Moody’s is Baa3 or higher and by S&P BBB- or higher, 30%; if Borrowers maintain a Fixed Charge Coverage Ratio as reflected on Borrower’s quarterly financial statements and the related officer’s certificate delivered in accordance with the respective provisions of Section 10.1(b) and 10.3, on average for any period of 4 consecutive Fiscal Quarters ended on or after June 30, 2005, greater than or equal to 1.25 to 1.00, and no Default or Event of Default exists, then, for the Fiscal Quarter immediately succeeding such 4 consecutive Fiscal Quarter period, so long as Verizon’s ratings are not less than the levels set forth in this clause (a), 35%; (b) at any time that Verizon’s corporate credit rating or senior debt rating (secured or unsecured) by Moody’s is lower than Baa3 or by S&P is lower than BBB-, 20%; or (c) irrespective of Verizon’s rating, such lesser percentage as the Administrative Agent may in its reasonable credit judgment determine from time to time.

     (d) By deleting Sections 11.1 (a) and (b) and by substituting the following new Sections 11.1(a) and (b) in lieu thereof:

     (a) Tangible Net Worth. Permit consolidated Tangible Net Worth of MasTec’s NAOperations to be less than the sum set forth below at any time during the period corresponding thereto:

Period	Amount
December 31, 2004	$45,000,000.00

January 31, 2005, through May 31, 2005	$40,000,000.00

June 30, 2005, through August 31,2005	$45,000,000.00

September 30, 2005, through November 30, 2005	$53,500,000.00

December 1, 2005, and at all times thereafter	$53,500,000.00 plus (ii) an
amount equal to 50% of
consolidated Net Income (but
without deduction for any
Net Loss) of MasTec’s
NAOperations for the period
from December 1, 2005,
through the date of
determination, treated as a
single accounting period.

     (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio to be less than the ratio set forth below for the period corresponding thereto:

Period	Ratio
The 9-calendar month period	1.50 to 1.00
ending on December 31, 2004

The 10-calendar month period	1.15 to 1.00
ending on January 31, 2005

The 11-calendar month period	1.15 to 1.00
ending on February 28, 2005

The 12-month period ending	1.20 to 1.00
on March 31, 2005

The 12-month period ending	1.20 to 1.00
on April 30, 2005

The 12-month period ending	1.20 to 1.00
on May 31, 2005

The 12-month period ending	1.25 to 1.00
on June 30, 2005

The 12-month period ending	1.25 to 1.00
on July 31, 2005

Period	Ratio
The 12-month period ending	1.25 to 1.00
on August 31, 2005

The 12-month period ending	1.50 to 1.00
on September 30, 2005

The 12-month period ending	1.50 to 1.00
on October 31, 2005

The 12-month period ending	1.50 to 1.00
on November 30, 2005

The 12-month period ending	2.00 to 1.00
on December 31, 2005 and each 12-month period ending on the last day of each calendar month thereafter

     3. Limited Waiver of Designated Defaults. Subject to the provisions of Section 4 of this Amendment, the Administrative Agent and the Lenders hereby waive the Designated Default in effect on the date hereof. In no event shall the foregoing waiver be deemed to constitute a waiver of (i) any Default or Event of Default that may exist on the date of this Amendment (other than the Designated Default) or (ii) the Borrowers’ respective obligations to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents from and after the date hereof. Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, each Borrower hereby agrees that it shall be required strictly to comply with all of the terms of the Loan Agreement and the other Loan Documents on and after the date hereof.

     4. Conditions to Effectiveness. The provisions of Sections 2 and 3 of this Amendment shall become effective on the date hereof, in each case on the date (the “Amendment No. 10 Effective Date”) on which the Administrative Agent shall have received, on or before March 18, 2005: (a) a fee in the amount of $93,750 for the Ratable account of the Lenders, which fee is earned on the date hereof and is not subject to refund or rebate of any kind whatsoever, and (b) the following documents, each of which shall be satisfactory in form and substance to the Administrative Agent and in sufficient copies for each Lender:

     (i) this Amendment duly executed and delivered by the Borrowers, the Required Lenders and the Administrative Agent;

     (ii) a certificate of the secretary or assistant secretary of each Borrower having attached thereto the articles or certificate of incorporation and bylaws of such Borrower (or containing the certification of such secretary or assistant secretary that no amendment or modification of such articles or certificate of incorporation or bylaws has become effective since the last date on which such documents were last delivered to the Lenders), all corporate or company action, including shareholders’ or members’ approval, if necessary, has been taken by such Borrower and/or its shareholders or members to authorize the execution, delivery and performance of this Amendment and to the further effect that the incumbency certificate most recently delivered to the Lenders remains in effect, unchanged;

     (iii) a certificate of the chief executive officer of MasTec stating that, to the best of his or her knowledge and based on an examination sufficient to enable him or her to make an informed statement, after giving effect to the Amendment and to the revised Schedules to the Loan Agreement delivered therewith,

     (A) all of the representations and warranties made or deemed to be made under the Loan Agreement are true and correct on and as of the Amendment No. 10 Effective Date, and

     (B) no Default or Event of Default exists;

     and the Administrative Agent shall be satisfied as to the truth and accuracy thereof; and

     (iv) such other documents and instruments as any Lender through the Administrative Agent may reasonably request.

     5. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower hereby makes the following representations and warranties to the Administrative Agent and the Lenders, which representations and warranties shall survive the delivery of this Amendment and the making of additional Loans under the Loan Agreement as amended hereby:

     (a) Authorization of Agreements. Each Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Amendment and each other agreement contemplated hereby to which it is a party in accordance with their respective terms. This Amendment and each other such agreement contemplated hereby to which it is a party has been duly executed and delivered by the duly authorized officers of such Borrower and each is, or each when executed and delivered in accordance with this Amendment will be, a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms.

     (b) Compliance of Agreements with Laws. The execution, delivery and performance of this Amendment in accordance with their respective terms do not and will not, by the passage of time, the giving of notice or otherwise,

     (i) require any Governmental Approval that has not been obtained or violate any Applicable Law relating to such Borrower or any of its Subsidiaries,

     (ii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation or by-laws or other constituent documents or any shareholders’ or members’ agreement of such Borrower or any of its Subsidiaries, any material provisions of any indenture, agreement or other instrument to which such Borrower, any of its Subsidiaries or any of such Borrower’s or such Subsidiaries’ property may be bound or any Governmental Approval relating to such Borrower or any of its Subsidiaries, or

     (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Borrower other than the Security Interest.

     (c) DirecTV Agreements.

     (i) Borrowers have delivered to Administrative Agent true, correct and complete copies of that certain DirecTV, Inc. 2003 Home Services Provider Agreement dated March 1, 2003, between DirecTV, Inc. and MasTec North America, Inc., as amended by that certain First Amendment to That 2003 Home Services Provider Agreement between MasTec North America, Inc. and DirecTV, Inc. (the “First Amendment”), dated October 6, 2003, and by that certain Second Amendment to That 2003 Home Services Provider Agreement between MasTec North America Inc. and DirecTV, Inc. (the “Second Amendment”), dated February ___, 2004 (as amended, the “DirecTV Home Services Provider Agreement”).

     (ii) On March 17, 2005, MasTec North America, Inc. delivered a notice to DirecTV, Inc. in the form attached to this Amendment as Exhibit A.

     6. Additional Covenant. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower hereby covenants and agrees with the Administrative Agent and the Lenders as follows:

     (a) Such Borrower shall cause MasTec North America, Inc. to deliver to the Administrative Agent, within ninety (90) days of the date this Amendment becomes effective, a copy of a fully executed and effective new agreement (the “New DirecTV Agreement”) between MasTec North America, Inc. and DirecTV, Inc. that replaces the Home Services Provider Agreement in its entirety and modifies all DirecTV, Inc.’s rights of setoff and recoupment so as to provide (by language acceptable to the Administrative Agent in its reasonable credit judgment) that the New DirecTV Agreement shall be subject and subordinate to any security interest granted by MasTec North America, Inc. in the accounts receivable arising under the New DirecTV Agreement to Fleet Capital Corporation, as administrative agent for the Lenders under MasTec North America, Inc.’s Revolving Credit and Security Agreement, as may be amended from time to time; and

     (b) No such Borrower shall (i) enter into any agreement with DirecTV, Inc. other than the New DirecTV Agreement, (ii) modify or amend the Home Services Provider Agreement other than to replace it with the New DirecTV Agreement, or (iii) after the date on which MasTec North America, Inc. delivers to the Administrative Agent a copy of the New DirecTV Agreement, modify or amend the New DirecTV Agreement unless Borrowers shall have delivered written notice of such modification or amendment to the Administrative Agent no fewer than three (3) Business Days prior to the effective date of such modification or amendment. Each Borrower acknowledges and agrees that the Administrative Agent is authorized to establish Additional Reserves with respect to such matters and in such amounts as the administrative Agent may determined in the exercise of its reasonable credit judgment and that the Administrative Agent may do so in response to any modification or amendment of the New DirecTV Agreement. Nothing in the foregoing shall limit or restrict in any way the right of the Administrative Agent to establish, change and otherwise employ any other Additional Reserve or any other reserve from time to time in the exercise of its reasonable credit judgment, or to exercise any other right or remedy available to the Administrative Agent under the Loan Agreement or otherwise upon the occurrence of any Default or any Event of Default.

     7. Filing of From 10-K. MasTec’s annual report on Form 10-K for its Fiscal Year ended December 31, 2004, shall be filed with the Securities and Exchange Commission on or before March 31, 2005. Such annual report shall include financial statements for MasTec and its Consolidated Subsidiaries that are reported on, without qualification, by BDO Seidman LLP and are identical in all material respects to the financial statements contained in the draft Form 10-K for its Fiscal Year ended December 31, 2004, as delivered on March 17, 2005, to the Administrative Agent and the Lenders.

     8. Effect of Amendment. From and after the Amendment No. 10 Effective Date, all references in the Loan Agreement and in any other Loan Document to “this Agreement,” “the Loan Agreement,” “hereunder,” “hereof” and words of like import referring to the Loan Agreement, shall mean and at any time of determination be references to the Loan Agreement as amended by this Amendment. Except as expressly amended hereby, the Loan Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     9. Breach of Amendment. Any breach by the Borrowers of any representation, warranty or covenant contained herein shall constitute an Event of Default.

     10. Counterpart Execution; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to conflicts of law principles thereof.

     12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     13. Further Assurances. The Borrowers agree to take such further actions as any Lender through the Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

     14. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

     15. Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, each of the parties hereto hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

     16. Release of Claims. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges the Administrative Agent and the Lenders, and all officers, directors, agents, employees, successors and assigns of the Administrative Agent and the Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to the Administrative Agent and the Lenders that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against the Administrative Agent or any Lender.

     17. Expenses of Administrative Agent. The Borrowers agree to pay, on demand, all costs and expenses reasonably incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of the Administrative Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers as of the date first written above.

FLEET CAPITAL CORPORATION, as the Administrative Agent and as a Lender
By:	/s/ Dennis S. Losin
	Name:	Dennis Losin
	Title:	SVP

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Ryan Parnell
	Name:	Ryan Parnell
	Title:	Vice President

LASALLE BUSINESS CREDIT, LLC, successor in interest to LASALLE BUSINESS CREDIT, INC., as a Lender
By:	/s/ Douglas C. Colletti
	Name:	Douglas C. Colletti
	Title:	SR VP

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Jeffrey S. Ackerman
	Name:	Jeffrey S. Ackerman
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Alex M. Council, IV
	Name:	Alex M. Council IV
	Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BORROWERS: MASTEC, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

CHURCH & TOWER, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

CHURCH & TOWER ENVIRONMENTAL, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

CRUZ-CELL, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

DRESSER/AREIA CONSTRUCTION, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

FLAIRE INCORPORATED
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

MASTEC INTEGRATION SYSTEMS, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

MASTEC NETWORK SERVICES, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

MASTEC NORTH AMERICA, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

MASTEC TELCOM & ELECTRICAL SERVICES, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PROTEL IND., INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

RENEGADE OF IDAHO, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

S.S.S. CONSTRUCTION, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

UPPER VALLEY UTILITIES CORP.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

WILDE HOLDING CO., INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

WILDE ACQUISITION CO., INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

NORTHLAND CONTRACTING, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

WILDE OPTICAL SERVICE, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

MASTEC REAL ESTATE HOLDINGS, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

MASTEC OF TEXAS, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

MASTEC CONTRACTING COMPANY, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

MASTEC MINNESOTA, SW, LLC
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President Of MasTec Services Company, Inc., Sole Member

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

MASTEC SERVICES COMPANY, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

MASTEC ASSET MANAGEMENT COMPANY, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

MASTEC TC, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

MASTEC FC, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

STACKHOUSE REAL ESTATE HOLDINGS, INC.
By:	/s/ Michael Nearing
Michael Nearing
Executive Vice President

EXHIBIT A

March 17, 2005

Mr. Jan Farrell
Assistant General Counsel
DirecTV
8085 So. Chester Street
Suite 300
Englewood, CO 80112

Re: DIRECTV, Inc. 2003 Home Service Provider Agreement dated march 1, 2003, as amended by the First Amendment dated October 6, 2003 and the Second Amendment dated February 27, 2004 (collectively, the “Agreement”) by and between MasTec North America, Inc. (“MasTec North America”) and DIRECTV, Inc. (“DIRECTV”).

Dear Mr. Farrell:

     MasTec North America hereby gives notice to DIRECTV that pursuant to that certain Revolving Credit and Security Agreement between MasTec, Inc. (“MTZ”), MasTec North America and certain other subsidiaries of MTZ and the lenders named therein for whom Fleet Capital Corporation is administrative agent (the “Agent”), MTZ and MasTec have granted to the Agent a first priority security interest in among other assets of MasTec, all of MasTec’s accounts receivable under the Agreement.

Sincerely,

Group President

Cc: Mr. Bob Campbell